Exhibit 10.6(h)

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 30, 2003, by and between COLUMBIA SPORTSWEAR COMPANY an Oregon corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 31, 1997, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.	The definition of “Available Credit” is amended to read as follows:

““Available Credit” means, at any time, the amount by which the aggregate of the outstanding principal amount of the Loans at such time is less than (a) $50,000,000.00 during the period of August 15 through November 14 of the calendar year, and (b) $5,000,000.00 at all other times from the date of this Agreement through the Maturity Date.”

2.	The definition of “Maturity Date” is amended to read as follows:

““Maturity Date” means July 1, 2005.”

3.	The first sentence of Section 2.1 (a) is amended to read as follows:

“(a) On the terms and subject to the conditions contained in this Agreement, Bank agrees to make loans (each a “Loan”) to Borrower from time to time until the Maturity Date in an aggregate amount not to exceed at any time outstanding (i) $50,000,000.00 during the period of August 15 through November 14 of the calendar year, and (ii) $5,000,000.00 at all other times from the date of this Agreement through the Maturity Date.”

4. The Note, a form of which is attached to the Credit Agreement as Exhibit A, shall be amended, replaced and superseded by a promissory note in the form of Exhibit A hereto, which note Borrower shall execute contemporaneously with the execution of this Amendment.

5.	Section 6.6 (b) is hereby deleted in its entirety, and the following substituted therefor:

“(b) Guaranties by Borrower of the indebtedness of Columbia Sportswear Canada Limited in an aggregate amount not to exceed 30,000,000.00 in Canadian Dollars (CAD);”

6.	Section 6.6 (c) is hereby deleted in its entirety, and the following substituted therefor:

“(c) Guaranties by Borrower of the indebtedness of Columbia Sportswear Japan KK in an aggregate amount not to exceed 1,650,000,000.00 in Japanese Yen (JPY);”

7.	Section 6.6 (d) is hereby deleted in its entirety, and the following substituted therefor:

“(d) Guaranties by Borrower of the indebtedness of Columbia Sportswear international A.G. in an aggregate amount not to exceed 40,000,000.00 in Euro Dollars (EURO);”

8. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

9. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

COLUMBIA SPORTSWEAR COMPANY		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Anderson	By:	/s/ James L. Franzen
Title:	Chief Operating Officer		James L. Franzen, Vice President

REVOLVING LOANS PROMISSORY NOTE

$50,000,000.00	June 30, 2003

FOR VALUE RECEIVED, the undersigned, COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation (“Borrower”), hereby promises to pay to the order of Wells Fargo Bank, National Association (“Bank”) on the Maturity Date the principal sum of Fifty Million Dollars ($50,000,000.00), or such lesser amount as shall equal the aggregate outstanding principal balance of all Loans made by Bank to Borrower pursuant to the Credit Agreement referred to below.

This promissory note is the Note referred to in, and subject to the terms of, that certain Credit Agreement between Borrower and Bank dated as of July 31, 1997, as amended, modified, restated or supplemented from time to time (the “Credit Agreement”). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made by Bank at Bank’s office in lawful money of the United States and in same day or immediately available funds.

Bank is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Bank’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Bank’s failure to so record shall not limit or otherwise affect Borrower’s obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

COLUMBIA SPORTSWEAR COMPANY

By:

Title:

EXHIBIT A

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